EXHIBIT 99.2

MONARCH CASINO & RESORT TEMPORARILY SUSPENDS OPERATIONS AT ATLANTIS CASINO RESORT SPA

RENO, Nev., March 18, 2020 (GLOBE NEWSWIRE) -- Monarch Casino & Resort, Inc. (NASDAQ: MCRI) (“Monarch” or “the Company”) announced that it has temporarily suspended operations at Atlantis Casino Resort Spa, pursuant to an order from Nevada Governor Steve Sisolak. The casino will be closed for a period of 30 days beginning 12:00 a.m. local time on Wednesday, March 18, 2020, and the remainder of the resort will be closed at 12:00 p.m. on March 18, 2020.

“Our entire team in Reno has been working diligently to actively address the COVID-19 risk by taking additional precautions throughout the facility to ensure the health and safety of our guests and team members,” said John Farahi, Co-Chairman and Chief Executive Officer of Monarch. “We will remain in active dialog with federal, state and local officials and look forward to safely welcoming guests back to the property once the temporary shutdown ends.”

About Monarch Casino & Resort, Inc.

Monarch Casino & Resort, Inc., through its subsidiaries, owns and operates the Atlantis Casino Resort Spa, a hotel/casino facility in Reno, Nevada, and the Monarch Casino Black Hawk in Black Hawk, Colorado, approximately 40 miles west of Denver. For additional information on Monarch, visit Monarch's website at www.monarchcasino.com.

The Atlantis features approximately 61,000 square feet of casino space; 824 guest rooms; eight food outlets; two espresso and pastry bars; a 30,000 square foot health spa and salon with an enclosed year-round pool; two retail outlets offering clothing and traditional gift shop merchandise; an 8,000 square-foot family entertainment center; and approximately 52,000 square feet of banquet, convention and meeting room space. The casino features approximately 1,450 slot and video poker machines; approximately 38 table games, including blackjack, craps, roulette, and others; a race and sports book; a 24-hour live keno lounge; and a poker room.

The Monarch Casino Black Hawk features approximately 30,000 square feet of casino space; approximately 740 slot machines; 14 table games; a 250-seat buffet-style restaurant; a snack bar and a new nine-story parking structure with approximately 1,350 spaces, plus additional existing valet parking bringing total parking capacity to 1,500 spaces. Once completed, the Monarch Casino Black Hawk expansion will nearly double the casino space and will add a 23-story hotel tower with approximately 500 guest rooms and suites, an upscale spa and pool facility, three restaurants (bringing the total to four restaurants), additional bars, and associated support facilities.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements relating to (i) our plans, objectives, near- and long-term outlook, opportunities, expectations, growth prospects, future operations and anticipated financial results (including pre-opening expenses, cash flow, liquidity and leverage) with respect to Monarch Casino Black Hawk and the markets in its region; (ii) the duration of the temporary closing mandated by government officials and the impact of such closure or other potential closures on us and our stakeholders; and (iii) our expectations regarding our future position in, and share of, the market and the quality of service we provide to our guests. Actual results and future events and conditions may differ materially from those described in any forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

  adverse impacts of the COVID-19 outbreak on our business, constructions projects, financial condition and operating results;
  actions by government officials at the federal, state or local level with respect to steps to be taken, including, without limitation, temporary shutdowns and travel restrictions, in connection with the COVID-19 outbreak;
  our ability to effectively manage and control expenses during temporary or extended shutdown periods;
  impact of temporary or extended shutdowns on our ability to maintain compliance with the terms and conditions of our credit facilities and other material contracts;
  our ability to maintain strong relationships with our regulators, employees, lenders, suppliers, customers, insurance carriers, and other stakeholders;
  impact of any uninsured losses;
  changes in laws, regulations and orders regarding our business operations;
  the effects of local and national economic, credit and capital market conditions on the economy in general and on the gaming industry and our business in particular;
  disruptions in our supply chain;
  disruptions or shortages in our labor supply; and
  adverse impact of cancellations and/or postponements of hotel stays and convention and trade shows on our business, market position, growth, financial condition and operating results.

Additional information concerning potential factors that could adversely affect all forward-looking statements, including the Company's financial results, is included in our Securities and Exchange Commission filings, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.monarchcasino.com.

Contact:
David Farahi
Chief Operating Officer
775/825-4700 or dfarahi@monarchcasino.com

Joseph Jaffoni, Richard Land, James Leahy
JCIR
212/835-8500 or mcri@jcir.com